Exhibit 99.1
Penumbra Announces Penumbra JET 7 Reperfusion Catheter with Xtra Flex Technology Voluntary Recall

ALAMEDA, Calif., Dec. 15, 2020 /PRNewswire/ -- Penumbra, Inc. (NYSE: PEN) today announced that it is voluntarily recalling all configurations of the Penumbra JET® 7 Reperfusion Catheter with Xtra Flex technology (JET 7 Xtra Flex). Penumbra is recalling JET 7 Xtra Flex because the catheter may become susceptible to distal tip damage during use. Distal tip damage in conjunction with pressurization or contrast injection may result in potential vessel damage, and subsequent patient injury or death. Please refer to Penumbra's website at www.penumbrainc.com/notifications to review the full recall advisory.

Conference Call and Webcast Information
Penumbra, Inc. will be hosting a conference call on December 15, 2020 at 2:30 p.m. PST to discuss this announcement. The conference call can be accessed live over the phone by dialing (833) 227-5837 for domestic callers or (647) 689-4064 for international callers (conference id: 7264926), or an audio webcast can be accessed on the "Events" section under the "Investors" tab of the Company's website at: www.penumbrainc.com. The webcast will be available on the Company's website for at least two weeks following the completion of the call.

About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets novel products and has a broad portfolio that addresses challenging medical conditions in markets with significant unmet need. Penumbra sells its products to hospitals and healthcare providers primarily through its direct sales organization in the United States, most of Europe, Canada and Australia, and through distributors in select international markets. Penumbra, the Penumbra logo and Penumbra JET are trademarks of Penumbra, Inc. For more information, visit www.penumbrainc.com.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: the impact of the COVID-19 pandemic on our business, results of operations and financial condition; failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; and potential adverse regulatory actions. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 26, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 7, 2020, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 3, 2020, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the SEC on November 2, 2020. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward- looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Contact:

Investor Relations
Penumbra, Inc.
investors@penumbrainc.com
510-995-2461

Media Relations
Betsy Merryman
Merryman Communications
betsy@merrymancommunications.com
media@penumbrainc.com
310-560-8176

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